UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 22, 2021

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance and Sale of 0.75% Convertible Senior Notes due 2026

On June 22, 2021, Splunk Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Alpine, L.P., Silver Lake Alpine (Offshore Master), L.P. and Silver Lake Partners VI, L.P. (collectively, “Silver Lake”) relating to the issuance and sale to Silver Lake of $1,000,000,000 in aggregate principal amount of the Company’s 0.75% Convertible Senior Notes due 2026 (the “Notes”). The transactions contemplated by the Investment Agreement (the “Transaction”) are expected to close on or around July 9, 2021 (the date on which the closing occurs, the “Closing”), subject to customary closing conditions.

Issuance of Convertible Notes

The Notes are expected to be governed by an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 0.75% per annum. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2022. It is expected that the Notes will mature on July 15, 2026, subject to earlier conversion, redemption or repurchase.

The Notes are convertible at the option of the holder at any time until the scheduled trading day prior to the maturity date, including in connection with a redemption by the Company. The Notes will be convertible into shares of the Company’s common stock based on an initial conversion rate of 6.2500 shares of common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $160.00 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions.

On or after July 20, 2024, the Notes will be redeemable by the Company in the event that the closing sale price of the Company’s common stock has been at least 130%, in the case of Notes other than Notes held by Silver Lake, or 140%, in the case of Notes held by Silver Lake, in each case, of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice at a redemption price of 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

With certain exceptions, upon a change of control of the Company or the failure of the Company’s common stock to be listed on certain stock exchanges (a “Fundamental Change”), the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at purchase price of par plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The Indenture will include customary “events of default,” which may result in the acceleration of the maturity of the Notes under the Indenture. The Indenture will also include customary covenants for convertible notes of this type.

Standstill Obligations

Pursuant to the Investment Agreement, Silver Lake has agreed, subject to certain exceptions, that from the Closing and until the earliest of (i) the later of (A) 90 days after such time as there is no director affiliated with Silver Lake serving on the Company's board of directors (the "Board") and (B) the two year anniversary of the Closing, (ii) the effective date of a change of control of the Company and (iii) 90 days after the date on which none of the members of Silver Lake or its affiliates beneficially own any Notes or shares of the Company’s common stock (other than shares of common stock issued to any person as compensation for their service on the Board) (the “Standstill Period”), Silver Lake will not, among other things: (i) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (ii) form, join, influence or in any way participate in a voting trust or similar arrangement, (iii) acquire any securities of the Company if, immediately after such acquisition, Silver Lake would collectively own in the aggregate more than 4.9% of the then outstanding voting securities of the Company, (iv) sell, transfer or otherwise dispose of any voting securities of the Company to any person who is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 10% or more of the outstanding voting securities of the Company, (v) propose or seek to effect any tender or exchange offer, merger or other business combination involving the Company, or make any public statement with respect to such transaction, (vi) call or seek to call any meeting of stockholders or other referendum or consent solicitation, or (vii) take action to control or influence the Board or management of the Company.

Transfer and Conversion Restrictions; Registration Rights; Participation Rights

The Investment Agreement restricts Silver Lake’s ability to transfer, convert or hedge the Notes to the Company’s common stock, subject to certain exceptions specified in the Investment Agreement and summarized below.

Except as described below, prior to the earlier of (i) the two year anniversary of the Closing or (ii) immediately prior to the consummation of a change of control of the Company, Silver Lake will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Notes or converting the Notes. Exceptions include, among others: (A) transfers to affiliates, (B) transfers to the Company or any of its subsidiaries, (C) transfers to a third party where the net proceeds of such sale are solely used to satisfy a margin call or repay a permitted loan or (D) transfers in connection with certain merger and acquisition events.

Subject to certain limitations, the Investment Agreement provides Silver Lake and any lender of a permitted loan to Silver Lake with certain registration rights for the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes.

Governance Rights

Pursuant to the Investment Agreement, the Company has agreed to increase the size of the Board in order to appoint, as of the Closing, one individual designated by Silver Lake, who shall initially be Ken Hao, to the Board. Mr. Hao will serve in the class of directors whose term expires at the 2022 Annual Meeting of Stockholders. So long as Silver Lake beneficially owns at least 50% of the principal amount of the Notes purchased by Silver Lake at the Closing (including, for this purpose, the amount of the Notes converted into shares of the Company's common stock so long as Silver Lake holds such shares of common stock), Silver Lake will have the right to designate a director nominee for election to the Board.

The foregoing summaries of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by the full text of the Investment Agreement, which is filed as Exhibit 10.1 and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02	Unregistered Sale of Securities

On June 22, 2021, the Company entered into the Investment Agreement, pursuant to which it agreed to sell $1,000,000,000 in aggregate principal amount of the Notes to Silver Lake in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company will offer and sell the Notes to Silver Lake in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Silver Lake in the Investment Agreement.

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

The Board will appoint Ken Hao to serve as director as described in Item 1.01 of this Current Report on Form 8-K.

Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Hao, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Hao was selected as a director. There are no related party transactions between the Company and Mr. Hao (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Hao does not have any family relationships with any of the Company’s directors or executive officers.

Mr. Hao will participate in the director benefits arrangements applicable to non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 4, 2021. In addition, the Company will enter into its standard form of indemnification agreement with Mr. Hao.

Item 8.01	Other Events.

On June 22, 2021, the Company issued a press release announcing the Transaction, and the appointment of Ken Hao as director. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference. In the press release, the Company also announced that the Board has authorized the repurchase of up to $1,000,000,000 of the Company’s common stock. Repurchases may be made from time to time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. The repurchase program does not obligate the Company to acquire any particular amount of its common stock, and may be suspended at any time at the Company’s discretion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Investment Agreement, dated as of June 22, 2021, among Splunk Inc. and Silver Lake Alpine, L.P., Silver Lake Alpine (Offshore Master), L.P. and Silver Lake Partners VI, L.P.

99.1	Press Release, dated June 22, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2021

SPLUNK INC.

	By:	/s/ Jason Child
Jason Child
Senior Vice President and Chief Financial Officer